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                                                                     EXHIBIT 5.1









April 16, 2002



Stelmar Shipping, Ltd.
Status Center, 2A Areos Street
Vouliagmeni 16671 Athens
Greece


                  RE:   STELMAR SHIPPING LTD.


Ladies and Gentlemen:

         We have acted as counsel to Stelmar Shipping Ltd., a corporation organized under the laws of the Republic of Liberia (the "Company"), and, in such capacity, have examined the Registration Statement on Form F-3 filed by the Company with the Securities and Exchange Commission on April 16, 2002, as thereafter amended or supplemented (the "Registration Statement"), relating to, among other things, the registration of an additional 800,856 shares (the "Shares") of the Company's common stock, par value $.02 (the "Common Stock"). 4,144,144 shares of the Common Stock were registered pursuant to the Company's Registration Statement on Form F-3, as amended (File No. 333-85408), which was declared effective on April 16, 2002.

         As such counsel, we have examined such papers, documents and certificates of public officials and certificates of the officers of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expresses.

         In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         In rendering this opinion, we have relied upon opinions and advice of Liberian counsel rendered in transactions which we consider to be sufficiently similar to those contemplated hereby as to afford a satisfactory basis for such opinions, upon our independent examination of Section 40 of the Liberian General Construction Law (Title 16 of the Liberian Code of Laws of 1956), the Liberian Corporation Law of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws of
1956), including amendments

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Stelmar Shipping Ltd.
April 16, 2002
Page 2

thereto through July, 1973, the Liberian Business Corporation Act of 1976 (Title 5 of the Liberian Code of Laws Revised), including amendments thereto through November 26, 1999, the Liberian Internal Revenue Code (Part II, Chapter 11 of Title 37 of the Liberian Code of Laws Revised, effective July 1, 1977), including amendments thereto through November 19, 1994, each as made available to us by The Liberian International Ship & Corporate Registry, LLC or, prior to December 31, 1999, by Liberian Corporation Services, Inc. or Liberian Services, Inc., as the case may be, and upon our knowledge of the interpretation of analogous laws in the United States of America. In rendering the opinion set forth below, we have assumed that the Liberian laws and regulations examined by us have not been the subject of any further amendments and that the persons who executed the aforementioned certificates of public officials are duly authorized to act in such capacity on behalf of the Ministry of Foreign Affairs and the Bureau of Maritime Affairs of the Republic of Liberia, as the case may be.

         Based upon the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that upon the conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We are members of the bar of the State of New York, and this opinion is limited to the laws of the Republic of Liberia, the State of New York and the Federal laws of the United States.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         This opinion is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may alter, affect or modify such opinion. We render no opinion as to any other matters relating to the Company or the Shares.

                                Very truly yours,


                                SEWARD & KISSEL LLP